Exhibit 99.1

NEWS RELEASE

FOR FURTHER INFORMATION

FOR IMMEDIATE RELEASE	CONTACT:
Anthony Angelini, President and CEO
Rob Rueckl, Chief Financial Officer
(763) 553-9300

ZOMAX ANNOUNCES FIRST QUARTER 2004 RESULTS

MINNEAPOLIS, MN…May 4, 2004…Zomax Incorporated (Nasdaq: ZOMX) today reported financial results for its first quarter ended March 26, 2004.  Revenues in the first quarter were $50.0 million, an increase of 6% compared to $47.2 million in the first quarter of 2003.  Net loss for the quarter was approximately ($1.0) million, or ($0.03) per share, compared to a net loss on an as reported basis of ($1.7) million, or ($0.05) per share, in the first quarter of 2003.  On an as adjusted basis, reflecting  the fourth quarter 2003 revisions to the Company’s royalty agreement as previously announced and illustrated in Table A, first quarter 2003 net loss was ($1.3M), or ($0.04) per share.

Anthony Angelini, President and CEO, stated, “For the third quarter in a row we have demonstrated year-over-year improvement in quarterly revenue, and two quarters in a row of year-over-year improvement in quarterly earnings.  We are pleased with the progress we have made toward improving our results while enhancing the total value we deliver to our customers.  In addition, in the last 90 days we have effected a seamless transition of the management team, re-invigorated the organization, and strengthened our foundation for executing strategic initiatives towards improving growth and profitability.”

Angelini continued, “Although we are encouraged by this progress, it is difficult to provide quarter-to-quarter guidance in a volatile and competitive market.  Excluding the gain from the sale of the Intraware shareholdings, we maintain our best estimate of the Company’s second quarter 2004 results to be comparable to the results achieved in the second quarter of 2003.”

The Company will host a conference call at 4:30 p.m. (CDT) on Tuesday, May 4, 2004, to comment further on the financial results for the first quarter 2004.  To participate in this conference call, please call (913) 981-5519. The conference call will also be available by Webcast. Participants may log on to the webcast conference call by visiting the Company’s website at www.zomax.com.

Use of Non-GAAP Financial Measure

In addition to presenting in this press release our 2003 earnings information in conformity with Generally Accepted Accounting Principles (GAAP), we have provided non-GAAP 2003 earnings data that reflects an adjustment to present the retroactive effect of the revised royalty agreement, signed in the fourth quarter of 2003, the details of which were previously disclosed in our 2003 Form 10-K. We believe that this non-GAAP financial measure is useful to investors because the inclusion of this adjustment in our 2003 earnings results provides a more relevant and reliable comparison to our 2004 operating results which reflect the reduced royalty rates contained in the revised agreement.  The presentation of this additional information is not meant to be considered a substitute for financial measures prepared in accordance with GAAP.

Forward-Looking Statements

Certain statements contained in this press release related to our expectations that second quarter 2004 results will be comparable to the second quarter of 2003 and that the execution of our strategic initiatives towards improving growth and profitability, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward looking statements.  We caution that any forward-looking statements made by us in this release or in other announcements made by us are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements.  These factors include, without limitation, the changes and volatility in the personal computer hardware and software industry, particularly with respect to the demand for CD and DVD media, from which a significant portion of our revenues are derived; macroeconomic factors that influence the demand for personal computer hardware and software and the resulting demand for our services; consolidation among our customers or competitors and other factors, which could cause disruption in our customer relationships or displacement of us as a services provider to one or more customers; our ability to make the proper strategic choices with respect to pursing profitable growth in our business; increased competition within our industry and increased pricing pressure from our customers; our dependence on relatively few customers for a majority of our revenues; fluctuations in our operating results from quarter-to-quarter, which are influenced by many factors outside of our control, including variations in the demand for particular services we offer or the content included in the products we produce for our customers; our ability to successfully defend or satisfactorily settle our pending litigation; and other risks and uncertainties, including those identified and discussed in detail under the caption “Risks and Uncertainties” in Item 1 of our 2003 Form 10-K. We assume no obligation to update any forward-looking statements and cannot guarantee the completion of any acquisitions, future results, levels of activity, and/or Company performance.

About Zomax:

Zomax helps companies more efficiently bring their products and content to market worldwide. Zomax’ solutions enhance the process of sourcing, production, and fulfillment through a modular suite of supply chain services. These services include “front-end” customer contact and ecommerce services, material management, CD/DVD production, assembly and kitting services, JIT physical and electronic fulfillment and returns management. Founded in 1993, Zomax operates 12 facilities across the United States, Canada, Mexico, and Ireland. The Company’s Common Stock is traded on the NASDAQ Stock Market under the symbol “ZOMX”.

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ZOMAX INCORPORATED

 Consolidated Statements of Operations (Unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended March
	2004	2003

Revenue	$50,035	$47,228

Cost of revenue	42,696	40,530

Gross profit	7,339	6,698

Selling, general and administrative expenses	9,166	9,333

Operating loss	(1,827)	(2,635)

Other income (expense), net	159	(61)

Loss before income taxes	(1,668)	(2,696)

Income tax benefit	(687)	(971)

Net loss	$(981)	$(1,725)

Loss per share:

Basic	$(0.03)	$(0.05)

Diluted	$(0.03)	$(0.05)

Weighted average common shares outstanding:

Weighted average common shares outstanding	32,716	32,898

Dilutive effect of stock options	—	—

Weighted average common and diluted shares outstanding	32,716	32,898

ZOMAX INCORPORATED

Table A — Comparative Adjustments to First Quarter 2003 Results

(Amounts in thousands, except per share data)

	First Quarter 2003
	Net Loss	Loss per Diluted Share

As reported	$(1,725)	$(0.05)

Amount of fourth quarter 2003 royalty benefit adjustment relating to first quarter 2003	454	0.01

As adjusted	$(1,271)	$(0.04)

ZOMAX INCORPORATED

Consolidated Balance Sheets (Unaudited)

(Amounts in thousands)

	March 2004	December 2003
ASSETS:

Current Assets:

Cash and cash equivalents	$59,386	$68,899

Accounts receivable, net	31,902	39,403

Inventories, net	11,287	12,757

Other current assets	11,978	10,069

Total current assets	114,553	131,128

Property and equipment, net	36,690	38,859

Available-for-sale securities	10,915	11,646

	$162,158	$181,633

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Current liabilities:

Accounts payable	12,527	20,524

Accrued expenses	12,666	22,028

Total current liabilities	25,193	42,552

Deferred income taxes	1,049	1,315

Total liabilities	26,242	43,867

Shareholders’ equity:

Common stock	62,917	62,469

Retained earnings	64,911	65,892

Accumulated other comprehensive income	8,088	9,405

Total shareholders’ equity	135,916	137,766

	$162,158	$181,633